UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020 (September 1, 2020)

EPSILON ENERGY LTD.

(Exact name of registrant as specified in charter)

Alberta, Canada	001-38770	98-1476367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16945 Northchase Drive, Suite 1610

Houston, Texas 77060

(Address of principal executive offices, including zip code)

(281) 670-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EPSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Equity Incentive Plan

At the 2020 Annual General and Special Meeting of shareholders (the “2020 Meeting”) held on September 1, 2020, shareholders of Epsilon Energy Ltd. (“Epsilon” or the “Company”) approved the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), which had been approved by the Company’s Board of Directors (the “Board”) on July 22, 2020, subject to the shareholders’ approval at the 2020 Meeting. The summary description of the 2020 Plan is incorporated by reference from “Proposal 4: Ratification of the 2020 Equity Incentive Plan – Summary of the 2020 Plan” contained in the Company’s Definitive Proxy Statement on Schedule 14A for the 2020 Meeting, which was filed with the Securities and Exchange Commission (“SEC”) on August 4, 2020, and such summary description is qualified in its entirety by the full text of the 2020 Plan included hereto as Exhibit 10.1.

The 2020 Plan replaces both the Amended and Restated 2017 Stock Option Plan (including its predecessors) and the Share Compensation Plan (collectively referred to as the “Predecessor Plans”). No further awards will be granted under the Predecessor Plans.

Epsilon is authorized to issue up to 2,000,000 common shares under the 2020 Plan. The number of available shares will be reduced by the sum of the aggregate number of shares which become subject to outstanding options, free-standing SARs, restricted awards, performance awards, or other restrictions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2020, the Board agreed to propose an amendment to its by-laws, subject to shareholder approval at the 2020 Meeting. As approved, the amendment amends Section 10.11 of the Company’s by-laws with respect to the quorum requirements for shareholder meetings, which now requires at least one shareholder to be present in person or by proxy, holding not less than thirty three and one third percent (33 1/3%) of the outstanding voting shares. This aligns the Company’s by-laws with the requirements of Rule 5620(c) of the NASDAQ Marketplace Rules, which the Company has followed since its initial listing on the NASDAQ Global Market on February 14, 2019.

The shareholders approved the proposed amendment to the Company’s by-laws at the 2020 Meeting by a majority vote. Accordingly, the amendment became effective on September 1, 2020.

The foregoing description of the changes to the Company’s by-laws is qualified in its entirety by reference to the full text of the amended Section 10.11 of the Company’s by-laws, which is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Epsilon held its 2020 Annual General and Special Meeting of shareholders on September 1, 2020. Of the 23,796,637 shares of the Company’s common shares issued and outstanding as of the record date and entitled to vote at the 2020 Meeting, 18,147,371 shares, or approximately 76%, were represented at the meeting in person or by proxy, constituting a quorum. At the 2020 Meeting, the Company’s shareholders were requested to (1) set the number of directors to be elected at the 2020 Meeting at seven; (2) elect seven directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2021 Annual General Meeting of shareholders; (3) appoint BDO USA, LLP as auditors of the Company for the ensuing year; (4) ratify the 2020 Plan; and (5) approve an amendment to the Company’s By-Laws that increased the quorum requirements for shareholders’ meetings from ten percent to thirty three and one third percent.

Proposal 1:            The Company’s shareholders voted to set the number of directors to be elected at the meeting at seven. The voting results were as follows:

Votes For	Votes Against	Broker Non-Votes
14,403,068	2,800	3,612,002

Proposal 2:            Each of the director nominees up for election were elected for a term of office expiring at the Company’s 2021 Annual General Meeting of shareholders. Votes regarding the election of these directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John Lovoi	14,248,168	157,700	3,612,002
Matthew Dougherty	14,175,701	230,167	3,612,002
Ryan Roebuck	10,258,859	4,147,009	3,612,002
Stephen Finlayson	14,247,418	158,450	3,612,002
Michael Raleigh	14,248,168	157,700	3,612,002
Jacob Roorda	14,162,752	243,116	3,612,002
Tracy Stephens	14,180,797	225,071	3,612,002

Proposal 3:            The Company’s shareholders ratified the appointment of BDO USA, LLP as auditors for the Company for the fiscal year ending December 31, 2020. The voting results were as follows:

Votes For	Votes Withheld	Broker Non-Votes
18,011,761	6,109	0

Proposal 4:            The proposal seeking ratification of the 2020 Plan was granted. The voting results were as follows:

Votes For	Votes Against	Broker Non-Votes
14,310,377	95,491	3,612,002

Proposal 5:            The proposal to amend the Company’s By-Laws to increase the quorum requirements for shareholders’ meetings from ten percent to thirty three and one third percent was approved. The voting results were as follows:

Votes For	Votes Against	Broker Non-Votes
14,316,561	89,307	3,612,002

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the bylaws of Epsilon Energy Ltd. (effective September 1, 2020) (filed herewith)
10.1	2020 Equity Incentive Plan effective as of September 1, 2020 (filed herewith))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPSILON ENERGY LTD.

Date: September 1, 2020	By:	/s/ B. Lane Bond
B. Lane Bond
Chief Financial Officer